UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 18, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) approved base salary increases for 2016 and cash bonus payments for the 2015 fiscal year to be paid to the Company’s named executive officers.   Bonus payments were based on the Committee’s evaluation of performance goals for 2015.  Such goals related to the advancement of the Company’s business, expansion of its portfolio, and achievement of certain objectives with its development programs and operations.

The 2016 base salaries and 2015 bonuses to be paid to each named executive officer are as follows:

Name and title	2016 Base Salary	2015 Bonus
John L. Higgins, Chief Executive Officer	$575,000	$392,029
Matthew W. Foehr, President and Chief Operating Officer	$430,000	$196,000
Matthew Korenberg, Vice President, Finance and Chief Financial Officer	$380,000	$56,269
Charles S. Berkman, Vice President, General Counsel and Secretary	$330,000	$117,882

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: January 22, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary